NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE	October 1, 2009

Uranium Energy Corp Welcomes Katharine Armstrong to the
Company's Advisory Board

October 1, 2009

AUSTIN, TX - Uranium Energy Corp (NYSE AMEX: UEC, the "Company") is pleased to announce the appointment of Katharine Armstrong to its Advisory Board.

Ms. Armstrong is highly knowledgeable regarding the natural resources and environment of the state of Texas. She was appointed to the Texas Parks and Wildlife Commission in 1999 by Governor George W. Bush, and was named chairman in 2001 by Governor Rick Perry. The Texas Parks and Wildlife Department is the country's second-largest wildlife agency.

Today, Ms. Armstrong serves on several boards and advisory committees. Earlier she was active with the selection committee for the White House Fellows Program and as vice-chairman of the Dallas Zoological Society. Currently, she is a director of the Texas and Southwestern Cattle Raisers Association and the Texas Wildlife Association. She serves on the advisory board of the Harte Research Institute for Gulf of Mexico Studies at Texas A&M-Corpus Christi, and is a director of the Texas Watershed Management Foundation.

Amir Adnani, president and CEO, stated, "The Company welcomes Ms. Armstrong to the Advisory Board. Her extensive knowledge of the natural resources of South Texas will be keenly appreciated as Uranium Energy Corp continues with its development at the Goliad ISR Project and additional projects in Texas."

About Uranium Energy Corp

Uranium Energy Corp. (NYSE-AMEX: UEC) is a U.S.-based exploration and development company with the objective of near-term uranium production in the U.S. The Company's Goliad ISR Uranium Project in South Texas is in the final stages of mine permitting for production, and was recently issued a Final Draft Mine Permit and a Final Draft Production Authorization for Production Area 1. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining. The company is well financed to execute on its key programs.

Contact North America: Investor Relations, Uranium Energy Corp.:
Toll Free: (866) 748-1030
Fax: (512) 535-0832
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities and Exchange Act of 1934, as amended.  Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  These statements involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein.  Such risks and uncertainties may include, but are not limited to, the impact of competitive products, the ability to meet customer demand, the ability to manage growth, acquisitions of technology, equipment or human resources, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company.  These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.  Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate.  Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the United States Securities and Exchange Commission.  This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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